Exhibit 99.1

             Media Contact:
858-366-6900
media@tandemdiabetes.com

Investor Contact:
858-366-6900
IR@tandemdiabetes.com

FOR IMMEDIATE RELEASE

Tandem Diabetes Care Announces Second Quarter 2025 Financial Results and Provides 2025 Annual Guidance

San Diego, August 6, 2025 - Tandem Diabetes Care, Inc. (Nasdaq: TNDM), a global insulin delivery and diabetes technology company, today reported its financial results for the quarter ended June 30, 2025 and provided full year 2025 guidance.

Second Quarter 2025 Highlights

•Achieved record second quarter sales both in the United States (U.S.) and internationally.
•Demonstrated year-over-year and sequential gross margin improvement.
•Initiated an early access program for the t:slim X2™ insulin pump with Control-IQ+ technology integrated with Abbott’s FreeStyle Libre® 3 Plus continuous glucose monitoring sensor in the U.S.
•Progressed multichannel initiative to include t:slim X2 supplies as a pharmacy benefit beginning in Q4 2025.
•Received CE Mark for the Tandem Mobi insulin delivery system with Control-IQ+ technology.
•Filed a 510(k) with the U.S. Food and Drug Administration for extended wear use of the SteadiSet Infusion Set.
•Completed feasibility study to advance the development of a fully-closed loop automated insulin delivery system.

“In the second quarter, we increased U.S. pump shipments while strengthening our business model and improving operational efficiency,” said John Sheridan, president and chief executive officer. “ Looking at the remainder of the year, we are advancing our product development and commercial initiatives, which positions us well for sustained double-digit growth and enhanced profitability.”

Second Quarter 2025 Results Compared to Second Quarter 2024

•Sales (1): Worldwide sales increased to $240.7 million, which included sales outside the United States of $70.5 million. This is compared to worldwide sales of $221.9 million, which included sales of $65.2 million outside the United States.

Shipments in the United States grew to approximately 21,000 pumps. Shipments outside the United States were approximately 9,000 pumps.

•Gross profit (1): GAAP gross profit was $125.9 million, compared to $112.8 million. GAAP gross margin was 52%, compared to 51%.

•Operating loss: GAAP operating loss was $51.8 million, or negative 22% of sales, compared to $30.8 million, or negative 14% of sales.

Exhibit 99.1
Non-GAAP operating loss(2) was $31.9 million, or negative 13% of sales, compared to $30.9 million or negative 14% of sales.

•Net loss: GAAP net loss was $52.4 million, compared to net loss of $30.8 million.

Non-GAAP net loss(2) was $32.4 million, compared to $30.9 million.

Adjusted EBITDA(2) was negative $1.8 million, or negative 1% of sales, compared to negative $1.9 million, or negative 1% of sales.

(1) The Tandem Choice program concluded in 2024, and there was no impact to sales or margins for this program in 2025. See “Non-GAAP Financial Measures” below for additional information.

(2) A reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures and additional information can be found in Table D “Reconciliation of GAAP versus Non-GAAP Financial Results” attached to this press release. Also see “Non-GAAP Financial Measures” below for additional information.

See tables for additional financial information.

2025 Financial Guidance

“We expect to reach $1 billion in worldwide 2025 sales, which is a significant milestone for our company,” said Leigh Vosseller, executive vice president and chief financial officer. “Our narrowed guidance reflects insights gained in the first half of the year, including our U.S. growth expectations as we progress our commercial transformation, increased benefit from accelerated pharmacy channel initiatives and greater contributions from international sales."

For the year ending December 31, 2025, the Company is providing its 2025 financial guidance as follows:
•Sales for the full year are estimated to be approximately $1.0 billion.
•Sales in the United States of approximately $700 million.
•Sales outside the United States of approximately $300 million, which reflects a $10 million headwind associated with the Company’s preparation for direct commercial operations in select countries.
•Gross margin is estimated to be approximately 53% to 54% of sales for the full year.
•Adjusted EBITDA margin(1) is being recast from approximately 3% to approximately negative 5% of sales for the full year, which has been updated to include a negative 8 percentage point impact for an acquired in-process research and development (“IPR&D”) charge that occurred in the first quarter of 2025. Beginning in the second quarter of 2025, the Company no longer included an adjustment for IPR&D expense in its Non-GAAP results to align with views expressed by the staff of the U.S. Securities and Exchange Commission.
•Non-cash charges included in cost of goods sold and operating expenses are estimated to be approximately $115 million. This includes:
•Approximately $95 million non-cash, stock-based compensation expense.
•Approximately $20 million depreciation and amortization expense.

Exhibit 99.1
Non-GAAP Financial Measures

Certain non-GAAP financial measures are presented in this press release to provide information that may assist investors in understanding the Company’s financial results and assessing its prospects for future performance. The Company believes these non-GAAP financial measures are important operating performance indicators because they exclude items that are unrelated to, and may not be indicative of, the Company’s core operating results. These non-GAAP financial measures, as calculated, may not necessarily be comparable to similarly titled measures of other companies and may not be appropriate measures for comparing the performance of other companies relative to the Company. These non-GAAP financial results are not intended to represent, and should not be considered to be more meaningful measures than, or alternatives to, measures of operating performance as determined in accordance with GAAP. To the extent the Company uses such non-GAAP financial measures in the future, we expect they will be calculated using a consistent method from period to period and, if not, an explanation will be provided. A reconciliation of each of the historical GAAP financial measures to the most directly comparable historical non-GAAP financial measures has been provided in Table D “Reconciliation of GAAP versus Non-GAAP Financial Results” attached to this press release.

In the first quarter of 2025, the Company included an adjustment for IPR&D expense in its non-GAAP financials and provided guidance based on this practice. Beginning in the second quarter of 2025, the Company no longer included an adjustment for IPR&D expense in its non-GAAP results to align with views expressed by the staff of the U.S. Securities and Exchange Commission and 2025 results. The Company’s guidance has been revised accordingly.

The accounting treatment for Tandem Choice, which was in effect from September 2022 through December 2024, had a high degree of complexity. When the program originally launched, the Company began deferring a portion of sales for each eligible t:slim X2 pump shipped in the United States. When a customer elected to participate in Tandem Choice upon the launch of Tandem Mobi in 2024, the Company recognized the existing deferral, incremental fees received and the associated costs of providing the new insulin pump at the time of fulfillment. Historical non-GAAP financial measures are presented in this press release to facilitate better comparisons of the Company’s operating results across the reporting periods. Tandem Choice will not impact any financial measures for the year ending December 31, 2025.

Conference Call

The Company will hold a conference call and simultaneous webcast today at 4:30pm Eastern Time (1:30pm Pacific Time). The link to the webcast will be available by accessing the Events & Presentations tab in the Investor Center of the Tandem Diabetes Care website at http://investor.tandemdiabetes.com, and will be archived for 30 days. To access the call by phone, please use this link (https://register-conf.media-server.com/register/BI0dbe92e6165a48afa06c1c20d7527ea8) and you will be provided with dial-in details, including a personal pin.

About Tandem Diabetes Care, Inc.

Tandem Diabetes Care, a global insulin delivery and diabetes technology company, manufactures and sells advanced automated insulin delivery systems that reduce the burden of diabetes management, while creating new possibilities for patients, their loved ones, and healthcare providers. The Company’s pump portfolio features the Tandem Mobi system and the t:slim X2 insulin pump, both of which feature Control-IQ+ advanced hybrid closed-loop technology. Tandem Diabetes Care is headquartered in San Diego, California. For more information, visit tandemdiabetes.com.

Tandem Diabetes Care, the Tandem logo, Control-IQ, Control-IQ+, Tandem Mobi and t:slim X2 are either registered trademarks or trademarks of Tandem Diabetes Care, Inc. in the United States and/or other countries.

Exhibit 99.1
Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. These forward-looking statements include statements regarding, among other things, the Company’s projected financial results and the ability to achieve other operational and commercial goals. The Company’s actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties. For instance, the Company’s ability to achieve projected financial results will be impacted by market acceptance of the Company’s products; products marketed and sold or under development by competitors; the Company’s ability to establish and sustain operations to support international sales, including expanding into additional geographies; changes in reimbursement rates or insurance coverage for the Company’s products; the Company’s ability to meet increasing operational and infrastructure requirements from higher customer interest and a larger base of existing customers; the Company’s ability to successfully commercialize its products; the Company’s ability to develop and launch new products; risks associated with the regulatory approval process outside the United States for new products; the potential that newer products, or other technological breakthroughs for the monitoring, treatment or prevention of diabetes, may render the Company’s products obsolete or less desirable, or may otherwise negatively impact the purchasing trends of customers; reliance on third-party relationships, such as outsourcing and supplier arrangements; global economic conditions; and other risks identified in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other documents that the Company files with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Tandem undertakes no obligation to update or review any forward-looking statement in this press release because of new information, future events or other factors.

# # #

Exhibit 99.1

TANDEM DIABETES CARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Table A
(in thousands)
	(Unaudited)
	June 30,	December 31,
	2025	2024
Assets
Current assets:
Cash, cash equivalents and short-term investments	$315,361	$438,329
Accounts receivable, net	128,443	114,585
Inventories	142,573	149,612
Other current assets	28,440	21,965
Total current assets	614,817	724,491

Property and equipment, net	77,513	78,150
Operating lease right-of-use assets	98,436	85,306
Equity method investment	67,628	74,545
Other long-term assets	17,342	5,166
Total assets	$875,736	$967,658

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable, accrued expenses and employee-related liabilities	$121,293	$127,028
Current portion of convertible senior notes, net	—	40,670
Operating lease liabilities	19,888	18,208
Deferred revenue	10,516	11,831
Other current liabilities	99,993	49,312
Total current liabilities	251,690	247,049

Convertible senior notes, net - long-term	309,146	308,266
Operating lease liabilities - long-term	119,974	106,421
Deferred revenue - long-term	9,575	10,455
Other long-term liabilities	52,068	32,369
Total liabilities	742,453	704,560

Total stockholders’ equity	133,283	263,098
Total liabilities and stockholders’ equity	$875,736	$967,658

Exhibit 99.1

TANDEM DIABETES CARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Table B
(in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Sales	$240,678	$221,910	$475,100	$413,584
Cost of sales	114,823	109,116	230,838	206,118
Gross profit	125,855	112,794	244,262	207,466
Operating expenses:
Selling, general and administrative	109,596	94,242	223,449	184,348
Litigation and settlement expense	19,951	—	19,951	—
Research and development	48,118	49,326	98,333	95,570
Acquired in-process research and development expenses	—	—	75,217	—
Total operating expenses	177,665	143,568	416,950	279,918
Operating loss	(51,810)	(30,774)	(172,688)	(72,452)
Total other income (expense), net	(5,912)	1,031	(7,123)	3,180
Loss before income taxes	(57,722)	(29,743)	(179,811)	(69,272)
Income tax expense (benefit)	(5,322)	1,071	3,145	4,257
Net loss	$(52,400)	$(30,814)	$(182,956)	$(73,529)

Net loss per share - basic and diluted	$(0.78)	$(0.47)	$(2.74)	$(1.13)
Weighted average shares used to compute basic and diluted net loss per share	67,050	64,994	66,729	65,160

Exhibit 99.1

TANDEM DIABETES CARE, INC.
SALES BY GEOGRAPHY
Table C(1)
(Unaudited)

($'s in thousands)	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	% Change	2025	2024	% Change
United States:
Pump	$85,467	$81,745	5%	$157,608	$143,465	10%
Supplies and other	84,742	74,812	13%	163,233	143,999	13%
Adjustment for Tandem Choice	—	154	(100)%	—	(992)	100%
Total GAAP Sales in the United States	$170,209	$156,711	9%	$320,841	$286,472	12%
Adjustment for Tandem Choice	—	(154)	100%	—	992	(100)%
Total Non-GAAP Sales in the United States	$170,209	$156,557	9%	$320,841	$287,464	12%

Outside the United States:
Pump	$26,404	$26,130	1%	$56,354	$51,697	9%
Supplies and other	44,065	39,069	13%	97,905	75,415	30%
Total Sales Outside the United States	$70,469	$65,199	8%	$154,259	$127,112	21%

Total GAAP Worldwide Sales	$240,678	$221,910	8%	$475,100	$413,584	15%
Adjustment for Tandem Choice	—	(154)	100%	—	992	(100)%
Total Non-GAAP Worldwide Sales	$240,678	$221,756	9%	$475,100	$414,576	15%

(1) The Tandem Choice program concluded in 2024, and there was no impact to sales for this program in 2025. A reconciliation of non-GAAP financial measures to their closest GAAP equivalent and additional information can be found in Table D and under the heading “Non-GAAP Financial Measures.”

Exhibit 99.1

TANDEM DIABETES CARE, INC.
Reconciliation of GAAP versus Non-GAAP Financial Results
Table D
(Unaudited)

($'s in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025(5)	2024
GAAP sales	$240,678	$221,910	$475,100	$413,584
Adjustment for Tandem Choice (1)	—	(154)	—	992
Non-GAAP sales	$240,678	$221,756	$475,100	$414,576

GAAP gross profit	$125,855	$112,794	$244,262	$207,466
Adjustment for Tandem Choice(1)	—	(127)	—	1,019
Non-GAAP gross profit	$125,855	$112,667	$244,262	$208,485
GAAP gross margin(2)	52%	51%	51%	50%
Non-GAAP gross margin(2)	52%	51%	51%	50%

GAAP operating loss	$(51,810)	$(30,774)	$(172,688)	$(72,452)
Litigation and settlement expense	19,951	—	19,951	—
Non-recurring facility impairment costs(3)	—	—	6,697	—
Restructuring costs(4)	—	—	4,470	—
Adjustment for Tandem Choice(1)	—	(127)	—	1,019
Non-GAAP operating loss	$(31,859)	$(30,901)	$(141,570)	$(71,433)
GAAP operating margin(2)	(22)%	(14)%	(36)%	(18)%
Non-GAAP operating margin(2)	(13)%	(14)%	(30)%	(17)%

GAAP net loss	$(52,400)	$(30,814)	$(182,956)	$(73,529)
Income tax expense	(5,322)	1,071	3,145	4,257
Interest income, interest expense and other, net	5,912	(1,031)	7,123	(3,180)
Depreciation and amortization	4,367	4,108	8,678	8,151
Litigation and settlement expense	19,951	—	19,951	—
Stock-based compensation expense	25,641	24,897	51,130	46,936
Non-recurring facility impairment costs(3)	—	—	6,697	—
Restructuring costs(4)	—	—	4,470	—
Adjustment for Tandem Choice(1)	—	(127)	—	1,019
Adjusted EBITDA	$(1,851)	$(1,896)	$(81,762)	$(16,346)
Adjusted EBITDA margin(2)	(1)%	(1)%	(17)%	(4)%

GAAP net loss	$(52,400)	$(30,814)	$(182,956)	$(73,529)
Litigation and settlement expense	19,951	—	19,951	—
Non-recurring facility impairment costs(3)	—	—	6,697	—
Restructuring costs(4)	—	—	4,470	—
Adjustment for Tandem Choice(1)	—	(127)	—	1,019
Non-GAAP net loss	$(32,449)	$(30,941)	$(151,838)	$(72,510)
(1) The accounting treatment for Tandem Choice had a high degree of complexity. The Tandem Choice program concluded in 2024, and there was no impact to sales for this program in 2025. Additional information can be found under the heading “Non-GAAP Financial Measures.”
(2) GAAP margins including GAAP gross margin and GAAP operating margin are calculated using GAAP sales. Non-GAAP margins including non-GAAP gross margin, non-GAAP operating margin, and adjusted EBITDA margin are calculated using non-GAAP sales.
(3) The Company recorded $6.7 million in impairment charges related to its operating lease right-of-use assets for certain facilities in the U.S. and Switzerland.
(4) The Company recorded $4.3 million in severance and other restructuring costs associated with the relocation of certain research and development activities.
(5) In the first quarter of 2025, the Company included an adjustment for IPR&D expense in its non-GAAP financials and provided guidance based on this practice. Beginning in the second quarter of 2025, the Company no longer included an adjustment for IPR&D expense in its non-GAAP results to align with views expressed by the staff of the U.S. Securities and Exchange Commission and 2025 results and guidance have been revised accordingly.